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                                 EXHIBIT 1
                                 ---------

                           JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the shares of Common Stock of Steel Dynamics, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. Each party to this Joint Filing Agreement expressly authorizes each other party to execute, deliver and file on its behalf such Statement and any and all amendments thereto. This Joint Filing Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 10, 1997.



                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION


                                       By:  /s/ WILLIAM D. STRITTMATTER
                                          --------------------------------
                                            William D. Strittmatter
                                            Vice President and Senior
                                            Credit Officer


                                       GENERAL ELECTRIC CAPITAL SERVICES,
                                       INC.


                                       By: /s/ NANCY E. BARTON
                                          --------------------------------
                                            Nancy E. Barton
                                            Senior Vice President and
                                            General Counsel


                                       GENERAL ELECTRIC COMPANY


                                       By: /s/ NANCY E. BARTON
                                          --------------------------------
                                            Nancy E. Barton
                                            Attorney-in-Fact

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